ELEVATE CREDIT ANNOUNCES SECOND QUARTER 2018 RESULTS
Continued strong revenue growth and expanding margins
FORT WORTH, TX - July 30, 2018 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the second quarter ended June 30, 2018.

“Given the secular shift towards our more responsible online products, Elevate continues to deliver strong top-line growth greater than 20%, and we are now on track to more than quadruple net income for the year,” said Ken Rees, Chief Executive Office of Elevate. “We are seeing favorable trends in our key financial measures as credit quality improves, customer acquisition costs drop, and adjusted EBITDA margins expand over 2017 levels.”

Second Quarter 2018 Financial Highlights1

•	Nearly 23% year-over-year revenue growth: Revenues increased 22.5% for the second quarter of 2018, totaling $184.4 million compared to $150.5 million for the prior-year period.

•
Similar year-over-year growth in combined loans receivable-principal: Combined loans receivable - principal totaled $589.5 million, an increase of $108.4 million, or 22.5%, from $481.1 million for the prior-year period.

•
Continued improvement in credit quality: The ending combined loan loss reserve, as a percentage of combined loans receivable, was 12.9%, lower than the 13.8% reported for the prior-year period due to continued improvement in credit quality and the continued maturation of the loan portfolio.

•
Strong customer acquisition growth: The total number of new customer loans for the second quarter of 2018 was approximately 85,000, an increase of 28.1% compared to approximately 66,000 new customer loans in the second quarter of 2017. The average customer acquisition cost was $260, within the targeted range of $250-$300 and lower than the $294 for the second quarter of 2017.

•
Expanding net income: Net income for the second quarter of 2018 totaled $3.1 million, or $0.07 per share on a fully diluted basis. Net income for the second quarter of 2017 was $3.0 million, or $0.08 per share on a fully diluted basis and benefited from $4.4 million in pre-tax foreign currency and non-operating gains, in addition to a $1.4 million tax benefit.

•
16% Adjusted EBITDA margin: Adjusted EBITDA in the second quarter of 2018 totaled $28.7 million, an increase of $8.9 million, or 44.8%, versus $19.8 million for the prior year first quarter. Adjusted EBITDA margin expanded to 15.6%, up from 13.2% a year ago.

__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loan loss reserve and combined loans receivable are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Liquidity and Capital Resources
There were no material changes from a funding or liquidity standpoint during the second quarter of 2018. The Company only borrowed an additional $4 million in debt during the quarter, and total interest expense of $19.3 million was flat compared to the first quarter of 2018 and represented only 10.4% of revenues, versus 12.0% in second quarter of 2017.

Recent 2018 Business Highlights

•	Elevate launches Today Card Mastercard: Prime Credit Card for Non-Prime Consumers

•	Elevate named a 2018 Financial Health Leader by the CFSI Financial Health Network

•	Elevate celebrates its 2 millionth non-prime customer

•	Elevate customers have saved more than 4 billion over payday loans

Financial Outlook

For the full year 2018, the Company expects total revenue of $790 million to $810 million, net income of $25 million to $40 million, or $0.55 to $0.90 in diluted earnings per share, and Adjusted EBITDA of $125 million to $145 million.

Conference Call
The Company will host a conference call to discuss its second quarter 2018 financial results on Monday, July 30th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Second Quarter 2018 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on Monday, August 13, 2018, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13681101, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our future financial performance including our outlook for full fiscal year 2018 (including all statements under the heading “Financial Outlook”); our belief that we remain on track to more than quadruple net income for the year; our expectations regarding the size of our market; and our targeted customer acquisition cost range of $250 to $300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT) has originated $5.9 billion in non-prime credit to more than two million non-prime consumers to date and has saved its customers more than $4 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The Company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Sunny, Elastic and Today Card. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Communications
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Vested
Ishviene Arora, (917) 765-8720
elevate@fullyvested.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except share and per share amounts)	2018	2017	2018	2017
Revenues	$184,377	$150,471	$377,914	$306,838
Cost of sales:
Provision for loan losses	88,598	72,297	180,740	155,090
Direct marketing costs	22,180	19,592	42,875	30,080
Other cost of sales	6,566	4,425	12,895	8,533
Total cost of sales	117,344	96,314	236,510	193,703
Gross profit	67,033	54,157	141,404	113,135
Operating expenses:
Compensation and benefits	23,380	20,824	45,807	41,352
Professional services	8,374	8,851	16,686	16,427
Selling and marketing	2,403	2,142	5,355	4,620
Occupancy and equipment	4,630	3,519	8,749	6,776
Depreciation and amortization	2,962	2,393	5,677	5,001
Other	1,568	1,095	2,785	2,010
Total operating expenses	43,317	38,824	85,059	76,186
Operating income	23,716	15,333	56,345	36,949
Other income (expense):
Net interest expense	(19,263)	(18,095)	(38,476)	(37,341)
Foreign currency transaction gain (loss)	(1,231)	1,716	(475)	2,284
Non-operating gain (loss)	—	2,646	(38)	2,513
Total other expense	(20,494)	(13,733)	(38,989)	(32,544)
Income before taxes	3,222	1,600	17,356	4,405
Income tax expense (benefit)	94	(1,420)	4,745	(283)
Net income	$3,128	$3,020	$12,611	$4,688

Basic earnings per share	$0.07	$0.08	$0.30	$0.18
Diluted earnings per share	$0.07	$0.08	$0.29	$0.17
Basic weighted average shares outstanding	42,561,403	38,541,965	42,386,660	25,841,408
Diluted weighted average shares outstanding	44,239,007	39,950,760	43,937,066	27,294,945

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Dollars in thousands)	June 30, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents*	$69,368	$41,142
Restricted cash	1,594	1,595
Loans receivable, net of allowance for loan losses of $76,575 and $87,946, respectively*	507,801	524,619
Prepaid expenses and other assets*	12,924	10,306
Receivable from CSO lenders	17,752	22,811
Receivable from payment processors*	26,742	21,126
Deferred tax assets, net	18,105	23,545
Property and equipment, net	31,415	24,249
Goodwill	16,027	16,027
Intangible assets, net	2,000	2,123
Derivative assets (cost basis of $761 and $0 respectively)*	2,016	—
Total assets	$705,744	$687,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities*	$36,800	$42,213
State and other taxes payable	931	884
Deferred revenue*	28,863	33,023
Notes payable, net*	525,344	513,295
Derivative liability	—	1,972
Total liabilities	591,938	591,387
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	17	17
Accumulated other comprehensive income	1,772	2,003
Additional paid-in capital	178,440	174,090
Accumulated deficit	(66,423)	(79,954)
Total stockholders’ equity	113,806	96,156
Total liabilities and stockholders’ equity	$705,744	$687,543

* These balances include certain assets and liabilities of a variable interest entity (“VIE”) that can only be used to settle the liabilities of that VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIE.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable and combined loan loss reserve.

Adjusted EBITDA and Adjusted EBITDA margin

In addition to net income determined in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” and "Adjusted EBITDA margin" in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income excluding the impact of income tax expense (benefit), non-operating (gain) loss, foreign currency transaction (gain) loss associated with the Company's UK operations, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of the Company's core business. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. The Company's use of Adjusted EBITDA and Adjusted EBITDA margin has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding the Company's customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income for the three and six months ended June 30, 2018 and 2017.

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2018	2017	2018	2017
Net income	$3,128	$3,020	$12,611	$4,688
Adjustments:
Net interest expense	19,263	18,095	38,476	37,341
Share-based compensation	2,010	2,085	3,647	2,787
Foreign currency transaction (gain) loss	1,231	(1,716)	475	(2,284)
Depreciation and amortization	2,962	2,393	5,677	5,001
Non-operating (gain) loss	—	(2,646)	38	(2,513)
Income tax expense (benefit)	94	(1,420)	4,745	(283)
Adjusted EBITDA	$28,688	$19,811	$65,669	$44,737

Adjusted EBITDA Margin	16%	13%	17%	15%

Supplemental Schedules

Revenue by Product

	Three Months Ended June 30, 2018
(Dollars in thousands)	Rise(1)	Elastic	Total Domestic	Sunny	Total

Average combined loans receivable – principal(2)	$277,281	$244,583	$521,864	$52,092	$573,956
Effective APR	137%	97%	118%	226%	128%
Finance charges	$94,716	$59,298	$154,014	$29,380	$183,394
Other	435	460	895	88	983
Total revenue	$95,151	$59,758	$154,909	$29,468	$184,377

	Three Months Ended June 30, 2017
(Dollars in thousands)	Rise(1)	Elastic	Total Domestic	Sunny	Total

Average combined loans receivable – principal(2)	$231,098	$181,284	$412,382	$42,094	$454,476
Effective APR	139%	97%	120%	236%	131%
Finance charges	$79,934	$43,808	$123,742	$24,790	$148,532
Other	1,401	423	1,824	115	1,939
Total revenue	$81,335	$44,231	$125,566	$24,905	$150,471

(1) Includes loans originated by third party lenders through the CSO programs, which are not included in the Company’s condensed consolidated financial statements.
(2) Average combined loans receivable - principal is calculated using daily principal balances. Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.

Revenue by Product, Continued

	Six Months Ended June 30, 2018
(Dollars in thousands)	Rise(1)	Elastic	Total Domestic	Sunny	Total

Average combined loans receivable – principal(2)	$289,565	$244,980	$534,545	$51,970	$586,515
Effective APR	138%	97%	119%	231%	129%
Finance charges	$197,924	$118,201	$316,125	$59,527	$375,652
Other	1,265	825	2,090	172	2,262
Total revenue	$199,189	$119,026	$318,215	$59,699	$377,914

	Six Months Ended June 30, 2017
(Dollars in thousands)	Rise(1)	Elastic	Total Domestic	Sunny	Total

Average combined loans receivable – principal(2)	$238,324	$178,466	$416,790	$43,025	$459,815
Effective APR	143%	97%	123%	233%	133%
Finance charges	$169,168	$85,580	$254,748	$49,637	$304,385
Other	1,557	781	2,338	115	2,453
Total revenue	$170,725	$86,361	$257,086	$49,752	$306,838

(1) Includes loans originated by third party lenders through the CSO programs, which are not included in the Company’s condensed consolidated financial statements.
(2) Average combined loans receivable - principal is calculated using daily principal balances. Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.

Loan Loss Reserve by Product

	Three Months Ended June 30, 2018
(Dollars in thousands)	Rise	Elastic	Total Domestic	Sunny	Total

Combined loan loss reserve(1):
Beginning balance	$44,209	$28,098	$72,307	$11,939	$84,246
Net charge-offs	(49,494)	(28,490)	(77,984)	(13,772)	(91,756)
Provision for loan losses	46,081	29,786	75,867	12,731	88,598
Effect of foreign currency	—	—	—	(557)	(557)
Ending balance	$40,796	$29,394	$70,190	$10,341	$80,531
Combined loans receivable(1)(2)	$305,674	$265,959	$571,633	$52,128	$623,761
Combined loan loss reserve as a percentage of ending combined loans receivable	13%	11%	12%	20%	13%
Net charge-offs as a percentage of revenues	52%	48%	50%	47%	50%
Provision for loan losses as a percentage of revenues	48%	50%	49%	43%	48%

	Three Months Ended June 30, 2017
(Dollars in thousands)	Rise	Elastic	Total Domestic	Sunny	Total

Combined loan loss reserve(1):
Beginning balance	$42,414	$20,087	$62,501	$10,862	$73,363
Net charge-offs	(43,046)	(22,564)	(65,610)	(10,622)	(76,232)
Provision for loan losses	41,661	23,163	64,824	7,473	72,297
Effect of foreign currency	—	—	—	412	412
Ending balance	$41,029	$20,686	$61,715	$8,125	$69,840
Combined loans receivable(1)(2)	$259,260	$204,108	$463,368	$41,922	$505,290
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	10%	13%	19%	14%
Net charge-offs as a percentage of revenues	53%	51%	52%	43%	51%
Provision for loan losses as a percentage of revenues	51%	52%	52%	30%	48%

(1) Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.
(2) Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Loan Loss Reserve by Product, Continued

	Six Months Ended June 30, 2018
(Dollars in thousands)	Rise	Elastic	Total Domestic	Sunny	Total

Combined loan loss reserve(1):
Beginning balance	$55,867	$28,870	$84,737	$9,052	$93,789
Net charge-offs	(112,941)	(58,175)	(171,116)	(22,682)	(193,798)
Provision for loan losses	97,870	58,699	156,569	24,171	180,740
Effect of foreign currency	—	—	—	(200)	(200)
Ending balance	$40,796	$29,394	$70,190	$10,341	$80,531
Combined loans receivable(1)(2)	$305,674	$265,959	$571,633	$52,128	$623,761
Combined loan loss reserve as a percentage of ending combined loans receivable	13%	11%	12%	20%	13%
Net charge-offs as a percentage of revenues	57%	49%	54%	38%	51%
Provision for loan losses as a percentage of revenues	49%	49%	49%	40%	48%

	Six Months Ended June 30, 2017
(Dollars in thousands)	Rise	Elastic	Total Domestic	Sunny	Total

Combined loan loss reserve(1):
Beginning balance	$53,336	$19,389	$72,725	$9,651	$82,376
Net charge-offs	(102,676)	(43,939)	(146,615)	(21,545)	(168,160)
Provision for loan losses	90,369	45,236	135,605	19,485	155,090
Effect of foreign currency	—	—	—	534	534
Ending balance	$41,029	$20,686	$61,715	$8,125	$69,840
Combined loans receivable(1)(2)	$259,260	$204,108	$463,368	$41,922	$505,290
Combined loan loss reserve as a percentage of ending combined loans receivable	16%	10%	13%	19%	14%
Net charge-offs as a percentage of revenues	60%	51%	57%	43%	55%
Provision for loan losses as a percentage of revenues	53%	52%	53%	39%	51%

(1) Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.
(2) Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended June 30, 2018
	Rise	Elastic	Total Domestic	Sunny	Total
Beginning number of combined loans outstanding	127,263	138,555	265,818	86,791	352,609
New customer loans originated	27,149	26,305	53,454	31,692	85,146
Former customer loans originated	22,816	127	22,943	—	22,943
Attrition	(46,331)	(15,847)	(62,178)	(25,928)	(88,106)
Ending number of combined loans outstanding	130,897	149,140	280,037	92,555	372,592
Customer acquisition cost	$307	$234	$271	$243	$260
Average customer loan balance	$2,187	$1,711	$1,934	$519	$1,582

	Three Months Ended June 30, 2017
	Rise	Elastic	Total Domestic	Sunny	Total
Beginning number of combined loans outstanding	99,885	94,163	194,048	75,691	269,739
New customer loans originated	23,567	24,179	47,746	18,736	66,482
Former customer loans originated	19,235	—	19,235	—	19,235
Attrition	(37,378)	(11,605)	(48,983)	(20,136)	(69,119)
Ending number of combined loans outstanding	105,309	106,737	212,046	74,291	286,337
Customer acquisition cost	$400	$176	$287	$315	$294
Average customer loan balance	$2,311	$1,823	$2,066	$524	$1,666

Customer Loan Data by Product, Continued

	Six Months Ended June 30, 2018
	Rise	Elastic	Total Domestic	Sunny	Total
Beginning number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
New customer loans originated	49,414	47,185	96,599	58,682	155,281
Former customer loans originated	38,199	216	38,415	—	38,415
Attrition	(97,506)	(38,933)	(136,439)	(46,637)	(183,076)
Ending number of combined loans outstanding	130,897	149,140	280,037	92,555	372,592
Customer acquisition cost	$318	$252	$286	$260	$276
Average customer loan balance	$2,187	$1,711	$1,934	$519	$1,582

	Six Months Ended June 30, 2017
	Rise	Elastic	Total Domestic	Sunny	Total
Beginning number of combined loans outstanding	121,996	89,153	211,149	78,044	289,193
New customer loans originated	35,932	44,650	80,582	38,861	119,443
Former customer loans originated	33,638	—	33,638	—	33,638
Attrition	(86,257)	(27,066)	(113,323)	(42,614)	(155,937)
Ending number of combined loans outstanding	105,309	106,737	212,046	74,291	286,337
Customer acquisition cost	$368	$164	$255	$246	$252
Average customer loan balance	$2,311	$1,823	$2,066	$524	$1,666

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to the Company's CSO programs. In Texas and Ohio, the Company does not make Rise loans directly, but rather act as a Credit Services Organization (which is also known as a Credit Access Business in Texas), or, collectively, “CSO,” and the loans are originated by an unaffiliated third party. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third party lender; and

•	Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which the Company uses as a non-GAAP measure); and

•	Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2017			2018
(Dollars in thousands)	Mar 31	Jun 30	Dec 31	Mar 31	Jun 30

Company Owned Loans:
Loans receivable – principal, current, company owned	$367,744	$403,944	$514,147	$471,996	$493,908
Loans receivable – principal, past due, company owned	48,007	45,839	61,856	60,876	58,949
Loans receivable – principal, total, company owned	415,751	449,783	576,003	532,872	552,857
Loans receivable – finance charges, company owned	21,359	21,866	36,562	31,181	31,519
Loans receivable – company owned	437,110	471,649	612,565	564,053	584,376
Allowance for loan losses on loans receivable, company owned	(69,798)	(66,030)	(87,946)	(80,497)	(76,575)
Loans receivable, net, company owned	$367,312	$405,619	$524,619	$483,556	$507,801
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$27,841	$30,210	$41,220	$33,469	$35,114
Loans receivable – principal, past due, guaranteed by company	957	1,066	1,152	1,123	1,494
Loans receivable – principal, total, guaranteed by company(1)	28,798	31,276	42,372	34,592	36,608
Loans receivable – finance charges, guaranteed by company(2)	2,754	2,365	3,093	2,612	2,777
Loans receivable – guaranteed by company	31,552	33,641	45,465	37,204	39,385
Liability for losses on loans receivable, guaranteed by company	(3,565)	(3,810)	(5,843)	(3,749)	(3,956)
Loans receivable, net, guaranteed by company(2)	$27,987	$29,831	$39,622	$33,455	$35,429
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$395,585	$434,154	$555,367	$505,465	$529,022
Combined loans receivable – principal, past due	48,964	46,905	63,008	61,999	60,443
Combined loans receivable – principal	444,549	481,059	618,375	567,464	589,465
Combined loans receivable – finance charges	24,113	24,231	39,655	33,793	34,296
Combined loans receivable	$468,662	$505,290	$658,030	$601,257	$623,761

	2017			2018
(Dollars in thousands)	Mar 31	Jun 30	Dec 31	Mar 31	Jun 30

Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(69,798)	$(66,030)	$(87,946)	$(80,497)	$(76,575)
Liability for losses on loans receivable, guaranteed by company	(3,565)	(3,810)	(5,843)	(3,749)	(3,956)
Combined loan loss reserve	$(73,363)	$(69,840)	$(93,789)	$(84,246)	$(80,531)
(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(3) Non-GAAP measure.

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